Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary	State/Country of Organization
Cyxtera Australia Pty. Ltd.	Australia
Cyxtera Brasil Colocation e Data Center Ltda.	Brazil
Cyxtera Canada, LLC	Delaware
Cyxtera Canada TRS, ULC	Canada
Cyxtera Communications Canada, ULC	Canada
Cyxtera Communications, LLC	Missouri
Cyxtera Data Centers, Inc.	Delaware
Cyxtera DC Holdings, Inc.	Delaware
Cyxtera DC Parent Holdings, Inc.	Delaware
Cyxtera Digital Services, LLC	Delaware
Cyxtera Employer Services, LLC	Delaware
Cyxtera Federal Group, Inc.	Delaware
Cyxtera Federal Group TRS, LLC	Delaware
Cyxtera Germany GmbH	Germany
Cyxtera Germany TRS GmbH	Germany
Cyxtera Holdings, LLC	Delaware
Cyxtera Hong Kong Limited	Hong Kong
Cyxtera Japan, Ltd.	Japan
Cyxtera Management, Inc.	Delaware
Cyxtera Netherlands B.V.	Netherlands
Cyxtera Receivables Holdings, LLC	Delaware
Cyxtera Singapore Pte. Ltd.	Singapore
Cyxtera Singapore TRS Pte. Ltd.	Singapore
Cyxtera Technologies, LLC	Delaware
Cyxtera Technologies Maryland, Inc.	Maryland
Cyxtera Technology UK Limited	United Kingdom
Cyxtera UK TRS Limited	United Kingdom